EX 10.1 SEPARATION AND GENERAL RELEASE AGREEMENT This Separation And General Release Agreement (this “Agreement”) is entered by and between Shane Cruz (“Executive”) and Norvax, LLC, GoHealth, Inc., a Delaware corporation (“GoHealth”), GoHealth Holdings, LLC, a Delaware limited liability company (the “Partnership” and, together with GoHealth and any of the Affiliates of GoHealth and the Partnership, collectively, the “Company”) (collectively, the “Parties”). WHEREAS, Executive has been employed as the Chief Strategy Officer of the Company under that certain Amended and Restated Employment Agreement entered into as of August 1, 2022; WHEREAS, Executive’s employment with the Company will be terminated effective June 30, 2023; and WHEREAS, Executive and the Company mutually desire to resolve and settle all disputes, matters and affairs between them, whether or not currently asserted or known, on the terms set forth in this Agreement. NOW, THEREFORE, in recognition of the foregoing and in consideration of the mutual covenants and obligations set forth herein, and for good and valuable consideration, the receipt of which is hereby acknowledged, Executive and the Company agree as follows: 1. Separation from Employment / Final Compensation. Executive’s employment with the Company will end effective as of June 30, 2023 (the “Separation Date”). Executive will be paid for all compensation earned by Executive through the Separation Date, including all salary or wages, all accrued, unused paid time off due to Executive, and any expenses owed to the Executive in accordance with the Company’s policies and applicable law, and any amount arising from the Executive’s participation in, or benefits under, any Executive benefit plans, programs or arrangements of the Company in accordance with their terms, as in effect from time to time, and as are generally provided by the Company to its senior executive officers, which amounts shall be payable in accordance with the terms and conditions of such Executive benefit plans, programs or arrangements. 2. No Further Compensation or Benefits / Vested Equity. a) Except as expressly provided herein or as required by law, as of the Separation Date, Executive shall no longer be entitled to receive any compensation or benefits from the Company or to participate in any of the Company’s benefit plans, and Executive expressly waives any and all rights or claims (if any) to do so. b) Except for Executive’s unvested Service Units as defined in that Amendment No. 1 to the Executive Common Unit and Profits Unit Agreement dated July 6, 2020 (the “Profits Unit Agreement”) and the

-2- unvested equity awards issued by the Company and held by Executive as of the Separation Date as reflected in the attached Appendix A, both of which shall become fully and immediately vested as of the Effective Date in accordance with the Amended and Restated Employment Agreement, Executive acknowledges and agrees that there are no other unvested equity or equity-type awards (including, without limitation, restricted stock, restricted stock units, stock options, stock appreciation rights or phantom equity) that have been granted to Executive and that would otherwise vest on or after the Separation Date or that are otherwise owed to Executive and any potential claims to such other equity or equity-type awards are canceled, terminated and forfeited by operation of this Agreement. Executive agrees that, to the extent any RSU Awards or Option Awards are not vested as of the Effective Date, they are immediately forfeited. Executive further agrees that any outstanding vested restricted stock units and/or stock options as of the Separation Date remain subject to the terms of the Amended and Restated Employment Agreement, 2020 Incentive Award Plan and the applicable Award Agreement. 3. Separation Package / Consideration. In consideration of the agreements and covenants set forth in this Agreement, the Company offers Executive the compensation and benefits described in this Paragraph 3 (the “Separation Package”). a) Separation Payment. In accordance with the terms of Executive’s August 1, 2022 Restated Employment Agreement (the “Employment Agreement”), if Executive executes this Agreement and does not timely revoke Executive’s signature or subsequently breach any applicable terms, conditions or covenants contained in this Agreement, the Company agrees to pay to Executive twenty-four (24) months of base salary, in the total gross amount of One Million Dollars ($1,000,000), less applicable taxes and withholdings (the “Separation Payment”), which shall be payable in equal installments over a twenty-four month period in conjunction with the Company’s ordinary payrolls, beginning on the first regularly scheduled payroll date fourteen (14) days after Executive signs, and does not revoke, it. b) Health Plan Coverage / COBRA Continuation Coverage Payments. In accordance with the terms of the Employment Agreement, beginning on the Separation Date and ending on the two (2) year anniversary of the Separation Date, the Company will if the Executive elects to continue coverage under the Company’s group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), continue coverage for the Executive and any eligible dependents under the Company group health benefit plans in which the Executive and any dependents were entitled to participate immediately prior to the Separation Date. In the event Executive elects to continue with COBRA coverage, provided, that Executive timely submits to the Company evidence of Executive’s payments made to the COBRA administrator, the

-3- Company will reimburse Executive for the Company’s share of the premiums associated therewith in an amount equal to what the Company pays for the health insurance premiums of other executive level employees at the Company. In the event Executive obtains other employment that offers group health benefits, such continuation of COBRA coverage by the Company under this Paragraph 3(b) shall immediately cease. c) Bonus Payout. If Executive executes this Agreement and does not timely revoke Executive’s signature or subsequently breach any applicable terms, conditions or covenants contained in this Agreement, Executive shall receive a lump sum of $400,000 which is 100% of Executive’s targeted Annual Bonus for 2023, payable on the first payroll date following the date that Executive executes and does not revoke this Agreement (and the applicable revocation period has expired) (the “Bonus Payment”). d) Acknowledgment of Benefits / Consideration. Executive agrees and acknowledges that the Separation Payment and eligibility for the Bonus Payment, described above at subparts (a) and (c), collectively constitute the Separation Package. Executive further agrees and acknowledges that the Separation Package is above and beyond that to which Executive would otherwise be entitled, including pursuant to any Company policy, practice or plan addressing bonuses, incentives, awards or any other compensation, and thus constitutes valid consideration in support of this Agreement, specifically including but not limited to Executive’s release of claims. Executive agrees and acknowledges that Executive has no entitlement to receive any or all of this Separation Package, unless Executive enters into this Agreement. Executive further agrees and acknowledges that Executive is not and shall not be entitled to any additional payments or benefits of any kind that are not expressly provided for in this Agreement. Executive further agrees and acknowledges that the Company reserves the right to discontinue and recoup the Separation Package in the event Executive breaches any of the terms or conditions of this Agreement. Executive shall be solely and exclusively responsible for any taxes or liabilities relating to Executive’s receipt of the Separation Package (or any portion thereof). 4. Released Parties. The term “Released Parties,” as used in this Agreement, shall mean the Company and any of its past or present partners, principals, agents, employees, representatives, administrators, agents, officials, officers, directors, shareholders, divisions, parents, subsidiaries, successors, affiliates, related entities, consultants, employee benefit plans (and their sponsors, fiduciaries, or administrators), insurers, and/or attorneys. Without limiting the scope and application of the foregoing definition of Released Parties, Executive acknowledges and agrees that the Released Parties include (but are not limited to) Norvax, LLC, GoHealth, Inc., GoHealth Holdings, LLC and their respective affiliates, officers, employees and agents. 5. General Release. In consideration of the Separation Package described in Paragraph 3 and other promises and covenants described in this Agreement, the receipt and sufficiency of which Executive acknowledges, Executive, on behalf of Executive and Executive’s

-4- agents, representatives, attorneys, assigns, heirs, executors, and administrators, fully releases each of the Released Parties from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys’ fees, and remedies of any type, regarding any act or failure to act that occurred up to and including the date on which Executive signs this Agreement, including, without limitation, any claims arising or that arose or may have arisen out of or in connection with Executive’s employment, or Executive’s separation of employment from the Company, and including but not limited to: a) All claims under the Age Discrimination in Employment Act (29 U.S.C. §§621 et seq.), the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, the Americans with Disabilities Act, the Family & Medical Leave Act, the Fair Labor Standards Act, the Illinois Human Rights Act, the Illinois Wage Payment and Collection Act, the Illinois Minimum Wage Law, and/or any other federal, state or local law, ordinance or regulation dealing in any respect with employment and/or discrimination, leaves of absence, return to work and/or employment reinstatement, and/or harassment or retaliation in employment; b) All claims for compensation, severance pay, bonus, commission, or incentive pay, paid time off, vacation pay and/or benefits of any kind (other than any claims for unemployment compensation benefits), including, but not limited to, any and all unvested restricted stock units and/or stock options granted pursuant to any applicable award agreements under the Company’s Plan, which are forfeited in accordance with the 2020 Incentive Award Plan’s terms, the terms of such award agreements and this Agreement; c) All claims under any common law contract or promise, whether written or oral, express or implied, including, without limitation under any alleged express or implied employment contract, agreement (but in no way diminishing or impacting Executive’s continuing obligations under any confidentiality-related and/or other restrictive covenant agreements Executive may have signed) or other relationship or promise of any kind, whistleblower or retaliation, tort or other theory; and d) All claims arising under the Employee Retirement Income Security Act of 1974, as amended, including, without limitation any claims arising out of the Company’s failure to provide timely notice to Executive regarding Executive’s right to continue health care coverage. In addition to the above-described release, Executive agrees and acknowledges that Executive: (i) has not suffered any type of industrial or work-related injury as a result of employment with the Company; (ii) does not possess any claim for unpaid wages, overtime, benefits or any other form of compensation and has not filed any such claim with the Department of Labor or any other administrative agency or court of law; (iii) has not filed any complaints, charges, applications or

-5- lawsuits against the Company with any governmental agency or court, whether formally or informally, and whether in Executive’s own name, anonymously, and/or by, though, and/or in connection with any other person or entity; and (iv) has not assigned or otherwise transferred any rights or interests in any actual or potential claims Executive might ever have asserted against the Company or any of the Released Parties. Executive further understands that this Agreement applies broadly to extinguish any and all claims of the type described above, including, without limitation, any damages of any type (including, without limitation, attorneys’ fees and costs) associated with or arising out of any such claims. It does not, however, include or apply to any claims that are not waivable pursuant to applicable law or that arise after the date on which Executive signs this Agreement. Nothing in this Agreement shall prohibit Executive from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Securities and Exchange Commission in relation to Rule 21F, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Executive agrees and acknowledges that Executive does not need the prior authorization of the Released Parties to make such reports or disclosure, and that Executive is not required to notify the Released Parties that Executive has made such reports or disclosures. Pursuant to 18 U.S.C. § 1833(b), Executive understands that Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to any attorney solely for the purpose of reporting or investigating a suspected violation of law. Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Executive files a lawsuit for retaliation by the Released Parties for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding, provided that Executive files any document containing the trade secret under seal, and Executive does not otherwise disclose the trade secret, except pursuant to court order. 6. Covenant Not To Sue. Except for an action arising out of a breach of the terms of this Agreement, Executive agrees never to bring (or cause to be brought) any claim, action or proceeding against the Company or any of the Released Parties regarding any act or failure to act that occurred up to and including the date on which the Parties sign this Agreement, including but not limited to any claim, action or proceeding relating to Executive’s employment or Executive’s separation of employment from the Company and/or any of its affiliates and/or any other of the Released Parties. Nothing in this Agreement waives or attempts to waive any claims, actions or proceedings that cannot legally be waived, or any rights the Executive may have to file a charge of discrimination with a federal or state administrative agency (such as the EEOC or NLRB), or cooperate, assist, or participate in an investigation, proceeding, or administrative charge before such agency, provided, however, that the Executive acknowledges and agrees that the Executive is not entitled to (and hereby waives) any personal recovery or compensation in any such administrative proceedings, whether brought by Executive or on Executive’s behalf in connection with Executive’s employment or termination of employment with the Company. 7. Non-Disparagement. Executive expressly agrees and covenants that he will not disparage or make negative statements, whether written or oral, publicly or privately, in his own name or anonymously (or through or with any other person or entity), about the Company, the

-6- Company’s business or business relations, the Company’s operations or business practices, the Company’s shareholders, officers, directors, Executives or representatives, or any other persons or entities affiliated with the Company. Executive will not directly or indirectly cause or direct others to take any actions or make any statements that violate this Paragraph 7. Nothing in this Agreement (including in Paragraph 9 hereof or in this Paragraph 7) prohibits Executive from disclosing, reporting or making truthful statements about, either internally or to any third party, any allegations of harassment and/or employment discrimination. 8. No Encouragement of Claims. Except as provided above in Paragraph 6, Executive will not encourage or assist any person or entity who files a lawsuit, charge, claim or complaint against any of the Released Parties unless Executive is required to render such assistance pursuant to a lawful subpoena or other legal obligation, and, in that event, Executive will provide the Company with prompt notice of any such asserted legal obligation, and Executive shall not cooperate unless and until the Company has had a reasonable opportunity to respond and object to such subpoena or other asserted legal obligation, as the case may be. For avoidance of doubt, nothing in this Paragraph 8 shall prohibit Executive from assisting a person who files a charge with the NLRB. 9. Non-Disclosure of Confidential Information. Executive agrees and covenants that (except as may be expressly authorized by the Company) he shall not disclose, discuss, publish or in any manner communicate, whether directly or indirectly: (i) any “Confidential Information” about or relating to the Company, including but not limited to any confidential or proprietary information Executive learned of or received during or as a result of Executive’s employment with the Company; and/or (ii) any personal, private, non-public, and/or confidential information concerning or relating to any of the Company’s officers, directors, agents, managers, employees, clients, the Released Parties, and/or the Company’s other business relationships. Executive will not directly or indirectly cause or direct others to take any actions or make any statements that violate this provision. Confidential Information shall mean information, material and trade secrets maintained or received by the Company (including any of the Released Parties), whether or not owned or developed by the Company, which Executive has obtained knowledge of or access to through or as a result of the services rendered in relation to Executive’s employment with the Company. Without in any way limiting the confidentiality restrictions above (or as otherwise apply under the Illinois Trade Secrets Act, and/or Executive’s existing contractual confidentiality obligations), “Confidential Information” shall include (but not be limited to) the following types of information, whether or not reduced to writing or still in development: client data, formulae, processes, research and development, marketing or promotional information and the methods thereof, trade secrets including any intellectual property, trademarks, copyrights and patents, whether registered or unregistered, software, work product, the methods of business operation of the Company, the names and contact information of its clients and customers, business and operational documentation, diagrams, flow charts, research, economic and financial analyses, processes, procedures, “know how,” marketing techniques and material, marketing and business development plans, customer profiles and historical data, and/or any other information provided to the Company pursuant to any agreement relating to confidentiality or non-disclosure of a customer’s proprietary or otherwise confidential information, and/or other non-public information relating to the Company, its markets, customers, Executives, pricing, financial information, and other business materials and efforts.

-7- 10. Restatement of Post-Employment Covenants. In consideration of the promises herein, Executive hereby certifies that he has complied with, and will continue to comply with, any and all post-employment restrictive covenant agreements Executive has entered into with the Company, including, but not limited to, any covenants concerning the disclosure of confidential information, as well as post-employment non-competition and/or non-solicitation covenants by Executive. Executive further acknowledges and agrees that the Separation Package constitutes additional consideration in support of such post-employment restrictive covenants agreements. Such agreements will expire (if at all) in accordance with their express terms. 11. Confidentiality of Agreement. Executive agrees (a) to treat this Agreement as confidential in all respects and (b) except as required by law (after giving prior written notice to the Company) or as expressly authorized by the Company in writing, not to disclose its existence or contents to any person or entity other than the tax authorities and Executive’s, accountant and immediate family, and only after advising such individuals of the confidential nature of this Agreement and securing their binding promise not to further disclose its existence or contents. Executive understands that Executive will be responsible for any disclosure that derives from Executive or from an individual with whom Executive shares the terms of this Agreement. Executive agrees and acknowledges that the inclusion of the confidentiality clauses in Paragraphs 9 and 11 are Executive’s preference and are mutually beneficial to Executive and the Company. 12. Remedies. Executive expressly acknowledges and agrees that a violation of the provisions of Paragraphs 9 and 10 above could result in or cause immediate and irreparable harm, loss and damage to the Company, which harm likely would not be adequately compensable by a monetary award. As such, Executive agrees that the Company has the right to injunctive relief to enforce and guard against any breach or threatened breach of such paragraphs. Such injunctive relief is available in addition to, and not in lieu of, any other remedies available to the Company at law or in equity, including, without limitation, monetary damages. Furthermore, such injunctive relief shall be available to the Company without it posting any bond or security. Executive also agrees that the limitations set forth in Paragraphs 9 and 10 are reasonable and are properly required for the Company’s protection, and in the event that any territorial, time and/or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, the Company and Executive agree, and Executive hereby submits, to the reduction of any or all of said territorial, time and/or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances, to the maximum extent permitted by then-existing law. If such partial enforcement of any provision (or portion thereof) is not possible, Executive agrees that such provision (or portion thereof) in question shall be deemed severed and the remaining provisions of this Agreement shall survive in full force and effect. 13. Return of Property. Executive will promptly return to the Company any and all of the Company’s (or the Company’s customers’) property in Executive’s possession, custody or control, in any form and medium in which Executive has it (whether hard copy, electronic or otherwise), without retaining any copies, duplications or reproductions. Such returned property shall include, without limitation, access cards, keys, computers, laptops, monitors, headsets, wi-fi adapters, keyboards, credit cards, equipment, software, databases, client and supplier lists, manuals, disks, files, documents, letters, notes, financial information, and methods of doing business which Executive received, obtained, had access to or became privy to as a result of Executive’s employment with the Company, whether or not such items constitute, reflect, or

-8- contain any Confidential Information. By signing below, Executive certifies that Executive is in full compliance with this Paragraph 13. 14. No Admission of Liability. This Agreement does not constitute an admission by any of the Released Parties that any action that any of them took with respect to Executive was wrongful, unlawful or in violation of any local, state, federal, or international act, statute, or constitution, or susceptible of inflicting any damages or injury on Executive, and the Company specifically denies any such wrongdoing or violation. 15. Breach of Agreement. If the Company is required to commence or defend an action in law or equity to enforce its rights under any provision of this Agreement and prevails, Executive shall be liable for the reasonable attorneys’ fees and costs incurred by the Company in connection with such action. 16. Severability. The provisions of this Agreement shall be severable and the invalidity of any provision shall not affect the validity of the other provisions; provided, however, that upon any finding by a court of competent jurisdiction that any provision of this Agreement, including but not limited to, any covenant in Paragraphs 9 and 10 of this Agreement is overbroad, void or unenforceable, Executive agrees, at the Company’s option, either to execute promptly a release, waiver and/or covenant that is legal and enforceable or to immediately return to the Company to the entire Separation Package provided to Executive pursuant to Paragraph 3. Nothing in this Agreement purports to restrict Executive’s ability to engage in communications allowable under applicable law. 17. Tolling. In the event of a breach or violation by Executive of Paragraph 10 of this Agreement, any restrictive covenants referenced in Paragraph 10 shall be tolled (retroactive to the date such breach commenced) until such breach or violation has been duly cured. 18. No Oral Waiver / Modification. The terms of this Agreement may be waived or modified only in a written document signed both by Executive and by a duly-authorized representative of the Company. 19. Choice of Law and Venue. This Agreement shall be governed by and interpreted in accordance with law of the State of Illinois, without regard to the law of conflicts of that State. The Parties agree that any dispute regarding the enforceability or breach of this Agreement shall be adjudicated in a federal or state court of competent jurisdiction in Cook County, Illinois. Executive expressly waives any objections that may be made relative to personal jurisdiction over Executive in said Illinois courts and submits to the jurisdiction thereof. 20. Compliance with Section 409A of the Code and Treasury Regulations. a) This Agreement is intended to comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations and other administrative guidance issued thereunder (“Section 409A”) and shall be interpreted in a manner consistent with such requirements. Each payment or installment under this Agreement shall constitute a separate payment for purposes of Section 409A. To the extent that any amount payable upon termination of employment constitutes “nonqualified deferred compensation” subject to the requirements of Section 409A, any reference to such termination

-9- shall mean a “separation from service” within the meaning of Section 409A. Subject to any earlier payment date specified in this Agreement, any reimbursement shall be paid no later than the end of the calendar year following the calendar year in which the expense was incurred. If, at any time, Executive is considered a “specified employee” under Treasury Regulation Section 1.409A-1(i), all payments made under this Agreement shall be paid on the later of: (i) the date identified under this Agreement; or (ii) the earliest date on which such payment would comply with the requirements of Section 409A(a)(2)(B)(i) of the Code. b) With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, (A) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (B) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided, that the foregoing clause (B) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such arrangement provides for a limit on the amount of expenses that may be reimbursed over some or all of the period the arrangement is in effect and (C) such payments shall be made on or before the last day of Executive’s taxable year following the taxable year in which the expenses was incurred. c) The Company shall have no obligation to indemnify, gross up, or otherwise reimburse Executive for any tax, additional tax, interest, or penalty resulting from any violation of Section 409A or any corresponding provision of state, local, or foreign law, so long as it has acted in good faith with regard to compliance therewith. 21. Waiver of Jury Trial. EXECUTIVE HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY ADDENDUM OR OTHER AGREEMENT WHICH, IN ANY WAY, ARISES OUT OF OR RELATES TO EXECUTIVE’S EMPLOYMENT WITH OR ENGAGEMENT BY THE COMPANY OR ANY OTHER RELATIONSHIP BETWEEN THE PARTIES. 22. Knowing and Voluntary. Executive acknowledges and agrees that, in addition to receiving a copy of this Agreement for Executive’s consideration prior to signing: a) Executive has read and understands each of the terms of this Agreement; and b) Executive has had an opportunity, and has been advised in writing by this Agreement to consult with an attorney of Executive’s choosing about the terms of this Agreement before signing it; and c) Executive has been given an opportunity to consider this Agreement, including the information required by the Age Discrimination in Employment Act that is attached and made a part hereof as Appendix B before signing it, for up to forty-five (45) days, and that any decision to sign this Agreement before such 45-day period ends is solely at Executive’s own free choice and discretion; and

-10- d) Executive is signing this Agreement knowingly and voluntarily, without any duress, coercion or undue influence and without relying upon any terms or provisions not expressly stated in this Agreement. 23. Revocation and Effective Date. Executive understands and acknowledges that once Executive signs this Agreement, Executive will have seven (7) days to revoke his signature and agreement to be bound by its terms, by providing written notice of such revocation to the Company, c/o Alison Moriarty, amoriarty@goehalth.com, GoHealth, LLC, 214 West Huron St., Chicago, IL 60654. Executive further understands that this Agreement will become effective, if not sooner revoked, on the eighth (8th) day after Executive signs it (the “Effective Date”). 24. Cooperation in Litigation. At the Company’s reasonable request, Executive shall use his good faith efforts to cooperate with the Company, its affiliates, and each of its and their respective attorneys or other legal representatives in connection with any claim, investigation, litigation or judicial or arbitral proceeding which is material to the Company and is now pending or may hereinafter be brought against the Released Parties by any third party. Executive’s duty of cooperation will include, but not be limited to (a) meeting with the Company’s and/or its affiliates’ attorneys by telephone or in person at mutually convenient times and places in order to state truthfully Executive’s knowledge of matters at issue and recollection of events; (b) appearing at the Company’s, its affiliates’ and/or their attorneys’ request (and, to the extent possible, at a time convenient to Executive) as a witness at depositions or trials, without necessity of a subpoena, in order to state truthfully Executive’s knowledge of matters at issue; and (c) signing at the Company’s, its affiliates’ and/or their attorneys’ request declarations or affidavits that truthfully state matters of which Executive has knowledge. Executive shall serve as a consultant for this purpose and the Company shall reimburse Executive for the reasonable expenses incurred by him in the course of his cooperation hereunder. The obligations set forth in this Paragraph 24 shall survive any termination or revocation of this Agreement. 25. Entire Agreement. This Agreement, any restricted stock unit and/or stock option award agreements referenced in Paragraph 2(b), and any restrictive covenant agreements referenced in Paragraph 10, contain the entire agreement and understanding between Executive and the Company concerning all matters contained herein. This Agreement, any restricted stock unit and/or stock option award agreements referenced in Paragraph 2(b), and any restrictive covenant agreements referenced in Paragraph 10, supersede all prior agreements, discussions, negotiations, understandings and proposals of the Parties relating to the separation of Executive’s employment from the Company. The terms of this Agreement, any restricted stock unit and/or stock option award agreements referenced in Paragraph 2(b), and any restrictive covenant agreements referenced in Paragraph 10, cannot be changed except in a subsequent document signed by both Parties. 26. Counterparts. This Agreement may be executed in counterparts and will be as fully binding as if signed in one entire document. WHEREFORE, the Parties execute this Agreement voluntarily and of their own (Con’t on next page)

-11- free will and deed, after due time to review and consider it, and without any duress or coercion, as follows: SHANE CRUZ /s/ Shane Cruz Date: 7/21/2023 Shane Cruz NORVAX, LLC /s/ Alison Moriarty Date: 7/28/2023 Name: Alison Moriarty Title: Chief People Officer GOHEALTH, INC. /s/ Alison Moriarty Date: 7/28/2023 Name: Alison Moriarty Title: Chief People Officer GOHEALTH HOLDINGS, LLC /s/ Alison Moriarty Date: 7/28/2023 Name: Alison Moriarty Title: Chief People Officer

APPENDIX A

Class A Shares

Grant ID	Optionee ID	Award Type	Grant Date	Vesting End Date	Shares Granted (Total)	Shares Vested as of 6/30/2023	Shares Unvested as of 6/30/2023
0000003933509	100008	NQ	02/11/2021	2/11/2024	5,173.0000	3,448.0000	1,725.0000
0000003933582	100008	RSU	02/11/2021	2/11/2024	6,189.0000	4,126.0000	2,063.0000
0000003952383	100008	PU	02/11/2021	2/10/2024	3,094.0000	0.0000	3,094.0000
0000004191402	100008	RSU	04/25/2022	4/25/2025	114,285.0000	38,095.0000	76,190.0000
0000004408123	100008	RSU	04/10/2023	4/10/2025	25,000.0000	0.0000	25,000.0000
4220495	100008	RSU	06/16/2022	4/25/2025	53,333.0000	17,777.0000	35,556.0000
Total Number of Shares:					207,074.0000	63,446.0000	143,628.0000

Class B Shares

Vested as of 6/30/23			Unvested as of 6/30/23		Units	
Performance Units	Service Units	Rollover Units	Service Units	Total	Redeemed	Outstanding
55,511	16,653	114,488	11,102	197,754	26,666	171,088

-12-

-13- APPENDIX B Information Disclosure This Information Disclosure has been prepared in accordance with the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act (the “ADEA”). Capitalized terms used but not defined herein have the meanings set forth in the Agreement to which this Information Disclosure is attached. Executive’s employment with the Company is being terminated in connection with an involuntary group termination. The employees considered for termination were certain members of the executive team (“Decisional Unit”). The employees within the Decisional Unit were assessed and selected or not selected for termination based on the business needs of the Company. All employees of the Decisional Unit who were selected for termination are eligible for separation benefits, in consideration for the covenants and releases in their Agreement. All employees who were selected for termination who are age 40 or older are being provided forty-five (45) days to review their Agreement, including this Information Disclosure, and seven (7) days to revoke the Agreement. To assist Executive in making a knowing and voluntary waiver of claims under the ADEA, the Company has prepared the chart below, which sets forth the job titles and ages as of June 30, 2023 of each employee in the Decisional Unit, with an indication of whether the employee was or was not selected for termination. Job Title Age Selected for Termination (Y/N) Chief Strategy Officer 43 Y Chief Human Resources Officer 52 Y